Exhibit 99.1

SCHEDULE 13D JOINT FILING AGREEMENT

In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the parties set forth below agree to jointly file the Schedule 13D to which this joint filing agreement is attached, and have duly executed this joint filing agreement as of the date set forth below.

Date: November 12, 2009

ARCHSTONE CONSULTING NETHERLANDS BV

By: Archstone International Holdings LLC.
Its: Director

By:	/S/ BRADFORD CORNELL
Name:	Bradford Cornell
Its:	Vice President

ARCHSTONE CONSULTING INTERNATIONAL HOLDINGS COOPERATIEF U.A.

By: Archstone International Holdings LLC.
Its: Director

By:	/S/ BRADFORD CORNELL
Name:	Bradford Cornell
Its:	Vice President

ARCHSTONE CONSULTING UK LIMITED

By:	/S/ CHRISTOPHER AVERILL
Name:	Christopher Averill
Its:	Director

ARCHSTONE HOLDINGS UK LIMITED

By:	/S/ CHRISTOPHER AVERILL
Name:	Christopher Averill
Its:	Director

ARCHSTONE INTERNATIONAL HOLDINGS LLC

By:	/S/ BRADFORD CORNELL
Name:	Bradford Cornell
Its:	Vice President

ARCHSTONE CONSULTING LLC

By:	/S/ BRADFORD CORNELL
Name:	Bradford Cornell
Its:	Vice President

ARCHSTONE INTERMEDIATE HOLDINGS LLC

By:	/S/ BRADFORD CORNELL
Name:	Bradford Cornell
Its:	Vice President

ARCHSTONE HOLDINGS LLC

By:	/S/ BRADFORD CORNELL
Name:	Bradford Cornell
Its:	Vice President

LAKE CAPITAL PARTNERS LP

By:	Lake Capital Investment Partners LP
Its:	General Partner

By:	Lake Partners LLC
Its:	General Partner

By:	/S/ TERENCE GRAUNKE
Name:	Terence M. Graunke
Its:	Manager

LAKE CAPITAL INVESTMENT PARTNERS LP

By:	Lake Partners LLC
Its:	General Partner

By:	/S/ TERENCE GRAUNKE
Name:	Terence M. Graunke
Its:	Manager

/S/ TERENCE GRAUNKE
Terence M. Graunke

/S/ PAUL YOVOVICH
Paul G. Yovovich